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     SETTLEMENT AGREEMENT executed on March 6, 2000 between ONE CLEARLAKE
CENTRE-VEF III LLC a Georgia limited liability company by and through its agent LEND LEASE REAL ESTATE INVESTMENTS, INC. a Georgia corporation authorized to transaction business in the State of Florida ("Plaintiff") and TELECOM WIRELESS CORPORATION, ("Defendant") relating to Case No. CL 99 1057 AD in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County (the "Action") involving reinstatement of the lease agreement dated July 2, 1999 between Plaintiff and Defendant (the "Lease") and payment, by Defendant to Plaintiff, of the amount of $101,217.38 (the "Settlement Sum").

                PLAINTIFF AND DEFENDANT HEREBY AGREE AS FOLLOWS:

     1. Defendant shall pay to Plaintiff, and Plaintiff shall accept from Defendant, the Settlement Sum, which shall be in full and complete payment, settlement and discharge of any and all claims by Plaintiff against Defendant under the Lease including all rent due and to become due through March 31, 2000, and which shall be paid as follows: (a) $50,608.69 on or before March 8, 2000 and (b) $50,608.69 on the date Defendant takes possession of premises under the Lease which is expected to be on or about April 1, 2000. The Lease is hereby modified sot that the security deposit provided for thereunder shall no longer be a letter of credit but shall be 40,000 restricted shares of common stock of Defendant and Plaintiff and Defendant shall, as promptly as possible enter into an escrow agreement with respect to such shares as a security deposit and which shall also provide (a) for piggy-back registration rights for such shares and
(b) at such times as the shares become registered, 10,000 of such shares shall be returned to Defendant and the security deposit shall then and thereafter be reduced to 30,000 shares. Parties understand that any demolition and removal of walls contemplated to be accomplished as part of the landlord's work prior to commencement of occupancy shall not be done but all other contemplated tenant improvements under the Lease shall be done prior to Defendant's occupancy. Tenant shall reimburse Landlord for all CAT-5 wiring and expenses related thereto within 30 days after occupancy.

     2. All pending motions, depositions, discovery due dates and other activities in the Action shall be adjourned and postponed until the final date for payment of the Settlement Sum. Upon payment in full of the Settlement Sum:
(a) each of Plaintiff and Defendant, for themselves and their respective heirs, successors, officers, directors, present and former employees and assigns, remise, release and forever discharge each other from and against any and all claims and demands which they have or may have based upon any facts or circumstances that arose or existed on or prior to the date hereof except that all obligations on the part of both parties under the Lease shall survive this release; and (b) the parties shall execute and file in the Action a stipulation of dismissal with prejudice.

     3. Plaintiff and Defendant shall execute such other and further documents as are typical for settlements of this type and as may reasonably be requested by the other party in order to implement or further assure the terms hereof. Any dispute as to the appropriateness of any such document or any provision thereof shall be resolved by Mark A. Buckstein ("Mediator") in his sole and absolute discretion.

     4. Plaintiff and Defendant each shall bear the costs of their respective attorneys and experts and each has executed this agreement freely and voluntarily after consulting with their own counsel and, if appropriate, experts, and not based upon any advice or recommendations by the Mediator. The fees and expenses of the Mediator shall be borne by Defendant and Plaintiff equally.

     5. In the event of the default in payment of the Settlement Sum, Plaintiff shall, after five days notice and failure to cure be entitled to a judgment for possession via ex parte procedure and may pursue all claims for damages permitted under the Lease.

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     IN WITNESS WHEREOF, Plaintiff and Defendant have executed this Settlement
Agreement on and as of the date first above written.

Plaintiff                                       Defendant


By /s/ Terrell E. Daffer                        By    /s/ Robert. Frederick
  -----------------------------------------       ------------------------------
   Terrell E. Daffer, Senior Vice President       Robert Frederick, Senior
   of Lend Lease Real Estate Investments          Vice-President